Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement is effective as of January 1, 2022, by and between Hall Global, LLC, a Texas limited liability company (“Lender”), and United Product Development Corp., a Nevada corporation (the “Borrower”).

WHEREAS, Lender and Borrower entered into an Asset Purchase Agreement, dated as of the same date hereof, for the purchase and sale of certain assets that are used for beverage co-packing (the “APA”);

WHEREAS, Borrower has executed a Secured Promissory Note to Lender, executed on the same date hereon (the “Secured Promissory Note”); and

WHEREAS, Lender has required, as a condition of accepting said Secured Promissory Note, that Borrower execute this Security Agreement to secure the repayment of all obligations of Borrower under the Secured Promissory Note.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower hereby agrees as follows:

1.       Liability Secured. This Security Agreement is entered into as security for repayment of the Secured Promissory Note with the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) executed by the same parties hereto and on the same date hereon, bearing interest at the rate of Nine Percent (9.0%) per annum.

2.       Granting Clause. As security for the obligations under the Secured Promissory Note and every extension or renewal thereof, Borrower does hereby grant, pledge, transfer, sell, assign, convey, and deliver to Lender a security interest in all of the right, title, and interest of Borrower, in and to the personal property set forth below and referred to as the “Collateral”.

3.       Collateral. All of the following personal property shall be deemed “Collateral” for purposes of this Security Agreement: (a) all of Borrower’s right, title, and interest in and to the Assets, as that term is defined in the APA; and (b) all proceeds and replacements of the foregoing and any after acquired property.

4.       Warranties of Title. Borrower hereby: (a) covenants with Lender, his successors and assigns that Borrower is the lawful owner of the Collateral and has the right to sell, assign, convey, and grant a security interest in the same and that the Collateral is free and clear of all encumbrances and security interests (other than that of Lender); (b) warrants and covenants to forever defend the title of the Collateral unto Lender, his successors and assigns against the claims of all persons whomsoever, whether lawful or unlawful; (c) warrants that no financing statement covering any of the Collateral or any proceeds therefrom is on file at any public office; and (d) agrees, promptly upon request from Lender to join with Lender in executing one or more financing statements pursuant to the State of Nevada Uniform Commercial Code in a form satisfactory to Lender and to pay the cost of filing the same in all public offices wherever filing is deemed necessary or prudent by Lender.

Security Agreement	January 1, 2022

5.       Nonrecourse. Except as expressly provided herein, (i) Lender's recourse for the obligations under the Secured Promissory Note shall be limited to the Collateral, and Borrower shall have no further liability to Lender for any deficiency remaining thereafter; (ii) Lender shall not assert against Borrower any claim of any kind arising from or relating to the APA, the Secured Promissory Note, or the Collateral, including any claim based upon any "implied covenant of good faith and fair dealing," tort-based theory of liability (such as "waste"), or other theory of any kind whatsoever; and (vii) Lender waives any right to assert any personal liability against any officer, directors, shareholder, or other principal or affiliate of Borrower arising from any obligation of Borrower under the APA, the Secured Promissory Note, or the Collateral.

6.       Taxes and Assessments. Borrower agree to pay all taxes, rents, assessments, and charges levied against the Collateral and all other claims that are or may become liens against the Collateral, or any part thereof, and should default be made in the payment of the same, Lender, at its option, may pay the same.

7.       Non-Waiver. It is agreed that no delay in exercising any right or option given or granted hereby to Lender shall be construed as a waiver thereof; nor shall a single or partial exercise of any other right, power, or privilege. Lender may permit Borrower to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by Borrower.

8.       Events of Default. As used in this Security Agreement, the terms “default” or “event of default” shall mean the occurrence of a violation or default in the observance or performance of any term, agreement, covenant, condition, or stipulation contained or referred to in this Security Agreement or the occurrence of an event of default under the Secured Promissory Note.

9.       Acceleration of Liabilities. Upon the occurrence of any event of default, Lender shall have the right without further notice to Borrower to declare the entire unpaid balance of the Secured Promissory Note immediately due and payable.

10.       Lender’s Right After Default. Upon the occurrence of an event of default under this Security Agreement, Lender shall have, in addition to any other rights under this Security Agreement or under applicable law, the right upon reasonable notice to Borrower to take any or all of the following actions at the same or different times: (a) to collect all or any part of the Collateral defined herein and take control of any cash or non-cash proceeds of Collateral; (b) to enforce payment of any Collateral, to prosecute any action or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowance and adjustments with respect thereto, and to issue credits in the name of Borrower; and (c) to exercise, in addition to all other rights and remedies of a Lender upon default under the State of Nevada Uniform Commercial Code. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, expenses, costs, and attorneys’ fees relating thereto, including any and all costs and expenses incurred in securing the possession of Collateral and preparing the same for sale, shall be applied by Lender to the payment of the Secured Promissory Note, in any order that Lender may determine or choose, and whether due or to become due.

Security Agreement	January 1, 2022

11.       Successors and Assigns. All covenants and agreements herein made by Borrower shall bind it and its respective successors and assigns, and every option, right, and privilege herein reserved or granted to Lender shall inure to the benefit of and may be exercised by Lender’s successors or assigns.

12.       Modification; Amendment; Waiver. No modification, amendment, or waiver of any provision of this Security Agreement, any note secured hereby, nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

13.       Notices. Any request, demand, or notice provided in this Security Agreement to be given by either party hereto to the other shall be conclusively deemed to have been given when the same shall have been deposited in the United States mail, postage prepaid, addressed to the party to whom such request, demand, or notice is directed, at the following address, or delivered by hand to such party at such address:

If to Lender: Hall Global, LLC c/o Hallett and Perrin, 1445 Ross Ave #2400, Dallas, TX 75202 Attn: Dan Phillips, Esq.	If to Borrower: United Product Development Corp. 75 Pringle Way, 8th Floor, Suite 804, Reno, NV 89502 Attn: Mark Conte

14.       Governing Law; Venue. This Security Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to the conflicts of laws principles thereof, and any claim arising hereunder shall be brought in the state or federal courts located in the State of Nevada.

15.       Interpretation. In the event of any discrepancy of language or interpretation between this Security Agreement and the Secured Promissory Note, the language and interpretation of the Secured Promissory Note shall govern and control each of this Security Agreement and the Secured Promissory Note.

16.       Counterparts. This instrument may be executed in any number of counterparts, each of which, when taken together, will be deemed to be an original and one and the same instrument. This instrument will not become effective until all counterparts hereof have been duly executed by all parties hereto.

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Security Agreement	January 1, 2022

IN WITNESS WHEREFORE, each of the undersigned parties has executed this Security Agreement on the day and year first above written.

“BORROWER”

UNITED PRODUCT DEVELOPMENT CORP.

By:
Name: Mark Conte
Title: President

“LENDER”

HALL GLOBAL, LLC

By:
Name: Jeff Guest
Title: CEO